Exhibit 10.16

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of [   ], 20[  ], by and between Alteva, Inc. (the “Company”), a New York corporation, and the undersigned officer and/or director (“Indemnitee”).

WITNESSETH:

WHEREAS, Section 722(a) of the Business Corporation Law of New York (the “BCL”) empowers corporations to indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Company to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; and

WHEREAS, Section 722(c) of the BCL empowers corporations to indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under Section 722(c) may be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper; and

WHEREAS, the Company and the Indemnitee further recognize the substantial amount of corporate litigation in general, which subjects directors, officers, employees, controlling persons, agents and fiduciaries to expensive litigation risks; and

WHEREAS, the Company and Indemnitee recognize the increasing expense of or difficulty in obtaining liability insurance for the Company’s directors, officers, employees, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance; and

WHEREAS, highly competent persons have become more reluctant to serve as officers or directors of publicly-held corporations unless they are provided with adequate protection through insurance and indemnification against risks of claims and actions against them arising out of their service to, and activities on behalf, of the corporation;

WHEREAS, the Indemnitee is concerned that the current protection available may not be adequate under the present circumstances, and Indemnitee and other directors and officers of the Company may not be willing to serve in such capacities without additional protection; and

WHEREAS, the Company’s directors and officers have certain existing indemnification arrangements pursuant to the Company’s Certificate of Incorporation and By-Laws and may be entitled to indemnification pursuant to Section 722 et seq., but the protection provided by such indemnification is limited and its availability is uncertain as to any particular situation; and

WHEREAS, in recognition of Indemnitee’s need for (i) substantial protection against personal liability for services rendered to the Company, (ii) specific contractual assurance that the protection promised by the Company’s Certificate of Incorporation and By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation or By-Laws or any change in the composition of the Board of Directors of the Company or acquisition transaction relating to the Company), and (iii) an inducement to provide effective services to the Company as a director and/or officer, as the case may be, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under law (including, without limitation, Section 721 of the BCL) and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Company’s directors and officers liability insurance policies; and

WHEREAS, the Company wishes to obligate itself to advance such expenses to Indemnitee under the circumstances contemplated by this Agreement and the Indemnitee wishes to have the Company so obligate itself as a condition for continuing to serve as an officer and/or director of the Company; and

WHEREAS, Section 721 of the BCL specifically provides that the indemnification and advancement of expenses granted pursuant to, or provided by, Sections 722 through 725 of the BCL shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided that (1) any agreement providing for such other rights is authorized by the By-Laws of the Company, and (2) no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

WHEREAS, Article X, Section 3 of the Company’s By-Laws permits the Company to provide indemnification to its officers and directors beyond that permitted by Section 722 et seq., as required by Section 721; and

WHEREAS, the Board of Directors of the Company has authorized and directed the proper officers of the Company to enter into this Agreement in the name of or on behalf of the Company;

NOW, THEREFORE, in consideration of the premises, the agreements herein set forth, and other good and valuable consideration, the Company and Indemnitee hereby agree as follows:

ARTICLE I

Section 1.01.                          DEFINITIONS.  As used in this Agreement, the following terms have the following meanings, unless a Section of this Agreement specifically provides otherwise:

1.                                      “Agreement” means this Indemnification Agreement and any amendments pursuant to Section 7.01 of this Agreement.

2.                                      “Board” means the Board of Directors of the Company.

3.                                      “Change in Control” shall have occurred in any of the following circumstances occurring after the date of this Agreement:  (i) an occurrence of an event required to be reported with respect to the Company in response to item 6(e) of Schedule 14A or Regulation 14A (or in response to any similar item on any similar schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement; (ii) a Business Combination (as defined in Article Fifth of the Company’s Certificate of Incorporation) shall take place which has not been approved pursuant to Sub-paragraph 2(a) of such Article Fifth; (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities (provided that as used in clause (iii), the term “person” excludes a trustee or other fiduciary . holding securities under an employee benefit plan of the Company), (iv) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation all of the beneficial owners of voting securities of the Company outstanding immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 51% of the combined voting power of the voting securities of the surviving or resulting entity outstanding immediately after such transaction and with the power to elect at least a majority of the board of directors or other governing body of such surviving or resulting entity; (v) all or substantially all the assets of the Company are sold or otherwise disposed of in a transaction or series of related transactions; (vi) the approval by the stockholders of the Company of a complete liquidation of the Company or the sale or other disposition of all or substantially all of the assets of the Company, or (vii) the individuals who on the date of this Agreement constitute the Board (including, for this purpose, any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board (including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation)) cease for any reason to constitute at least a majority of the members of the Board.

4.                                      “Company” means Alteva, Inc. and any parent, affiliate, subsidiary and any successors (whether direct or indirect by purchase, merger, consolidation, or otherwise) and any assigns.

5.                                      “Controlling Person” means any person who controls Indemnitee or Indemnitee’s Spouse or any person or entity who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended.

6.                                      “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by Indemnitee, Indemnitee’s Spouse, or a Controlling Person.

7.                                      “Expenses” means any and all costs and fees (including, without limitation, fees and expenses of counsel) reasonably incurred in connection with any Proceeding including, without limitation, costs and fees reasonably incurred by counsel, consultants and experts, including all costs and fees reasonably incurred in connection with the enforcement of this Agreement. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

8.                                      “Independent Counsel” means the law firm or a member(s) of a law firm, that is experienced in matters of corporate law and (i) unless otherwise consented to by the Company, neither currently is, nor in the past five years has been, retained by the Indemnitee, Indemnitee’s Spouse or any Controlling Person with respect to any matter materially related to the Proceeding for which indemnification is being sought, (ii) unless otherwise consented to by Indemnitee, neither currently is, nor in the past five years has been, retained by either the Company or any person who controls the Company or any person or entity who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, and (iii) otherwise complies with any requirements of independence that may be applicable.  Prior service as Independent Counsel under this Agreement or in any similar capacity with respect to any dispute involving the Company shall be grounds for disqualification from serving as Independent Counsel.  This Agreement is not intended to and does not supersede any obligation incumbent upon Independent Counsel pursuant to applicable standards of professional conduct.  Independent Counsel shall be an independent decision-maker and shall not owe any fiduciary responsibility to, or have any attorney-client relationship with, any of the Company, Indemnitee, Indemnitee’s Spouse or any Controlling Person.

9.                                      “Liabilities” means all judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties and amounts paid in settlement and other liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts) arising out of or in connection with any Proceeding; provided that Liabilities shall not include any Expenses.

10.                               “Proceeding” means any reasonably foreseeable, threatened, pending or completed action, suit, hearing, investigation or inquiry (whether internal or external), arbitration or other alternative dispute mechanism, or other proceeding, whether civil, criminal, administrative, regulatory, congressional or investigative investigations, including, without limitation any action, suit or hearing seeking injunctive or declarative relief regarding the existence of any fiduciary duty, brought or conducted by any third party or by or in the right of the Company or an affiliate of the Company.

11.                               “Spouse” means the person with whom Indemnitee has entered into a lawful marriage, civil union or domestic partnership arrangement that has not been annulled, dissolved, or otherwise invalidated or terminated under the law of the jurisdiction in which it was entered.

12.                               “State” means any of the fifty states, the District of Columbia and any territory of the United States.

13.                               “To The Fullest Extent Authorized By Law” means (i) to the fullest extent permitted by the BCL as in effect on the date of this Agreement, and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the BCL adopted after the date of this Agreement that increases the extent to which a corporation may provide indemnification, and shall be understood to include indemnification for Liabilities and Expenses and the advancement of funds for Expenses to the extent permitted by the BCL for indemnification or advancement under an agreement permitted pursuant to Section 721, clause (iii) of the BCL, subject only to any prohibitions or limitations set forth expressly in the BCL as being applicable even with respect to such an agreement, such as the proviso set forth in Section 721 of the BCL immediately after such clause (iii).

ARTICLE II

Section 2.01.                          SERVICES BY INDEMNITEE.  Indemnitee hereby agrees to serve or continue to serve the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation or is removed, subject to the terms of any retention agreement between Indemnitee and the Company.

ARTICLE III

Section 3.01.                          INDEMNIFICATION GENERALLY.  The Company will indemnify, pay on behalf of, or will reimburse Indemnitee, Indemnitee’s Spouse and each Controlling Person who is or was made a party or a witness or other participant in or is or was threatened to be made a party or a witness or other participant in any Proceeding, by reason of the fact that such person was or may be deemed the legal representative, or a director, officer, employee or agent of the Company or is or was or may be deemed serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any and all Expenses and Liabilities actually and reasonably incurred To The Fullest Extent Authorized By Law (in each case, relating to events or occurrences occurring before, on, or after the date of this Agreement); provided however, that no indemnification shall be made to or on behalf of Indemnitee if a judgment or other final adjudication adverse to Indemnitee establishes that (i) Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) Indemnitee personally gained in fact a financial profit or other advantage to which Indemnitee was not legally entitled. Any acts of Indemnitee which are so finally adjudged or adjudicated to constitute intentional illegal conduct shall be presumed to have been committed in bad faith.

Section 3.02.                          SUCCESSFUL DEFENSE; PARTIAL SUCCESS.  Except to the extent set forth in the proviso in Section 3.01, the obligation of the Company set forth in such Section is not limited to only those circumstances in which Indemnitee, Indemnitee’s Spouse or any Controlling Person is wholly or partially successful on the merits or otherwise in the defense of any Proceeding.

Section 3.03.                          WITNESS EXPENSES.  If Indemnitee, Indemnitee’s Spouse or any Controlling Person appears as witness, is deposed or is otherwise involved in the defense of any Proceeding against the Company or the Company’s affiliates, officers, managers, directors or employees, the Company will pay Indemnitee, Indemnitee’s Spouse or such Controlling Person, as applicable, (i) with respect to each day that such person appears as a witness or is deposed and/or (ii) with respect to each day that such person is involved in the preparation therefor, a fee of $2,500 per day for each such person with respect to (a) each appearance as a witness or a deponent and (b) any preparation for any such appearance, and the Company will reimburse Indemnitee, Indemnitee’s Spouse and any such Controlling Person, as applicable, for all Expenses incurred by such Indemnitee, Indemnitee’s Spouse and any Controlling Person, as applicable, by reason of any such person being involved in any such Proceeding.

ARTICLE IV

Section 4.01.                          ADVANCES; WRITTEN REQUEST.  The Company shall advance to Indemnitee, Indemnitee’s Spouse and each Controlling Person any and all Expenses actually and reasonably incurred by such person in connection with any Proceeding within 14 calendar days of receipt of a written request for advancement, which may be delivered to the Company at such time and from time to time as Indemnitee, Indemnitee’s Spouse or each Controlling Person deems appropriate in such person’s discretion, whether prior to or after final disposition of any Proceeding.

Section 4.02.                          SUFFICIENCY OF WRITTEN REQUEST FOR ADVANCES.  A written request for advancement that conveys, without the need to do so verbatim, that Indemnitee, Indemnitee’s Spouse or the respective Controlling Person believes in good faith that such person is entitled to advancement of expenses under the terms of this Agreement shall be sufficient to invoke the right to advancement under Section 4.01.

Section 4.03.                          PROMISE TO REPAY.  Indemnitee, Indemnitee’s Spouse and each Controlling Person hereby each agree and promise that such person shall promptly repay any and all advanced Expenses to the Company if and to the extent it is ultimately determined, under the procedure set forth in Section 723(b) of the BCL, that such person is not entitled to indemnification under Section 3.01 above or has received reimbursement or advances for Expenses in excess of the amount to which such person is entitled.

ARTICLE V

Section 5.01.                          NOTICE TO COMPANY.  Indemnitee, Indemnitee’s Spouse and each Controlling Person shall notify the Company in writing as soon as reasonably practicable after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding with respect to which Indemnitee, Indemnitee’s Spouse or any Controlling Person intends to seek indemnification or advancement of Expenses and Liabilities under this Agreement. The failure by Indemnitee, Indemnitee’s Spouse, or any Controlling Person to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure.

Section 5.02.                          NOTICE BY COMPANY.  The Company shall notify Indemnitee, Indemnitee’s Spouse and each Controlling Person in writing as soon as reasonably practicable after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding with respect to which Indemnitee, Indemnitee’s Spouse or any Controlling Person may be entitled to indemnification or advancement under this Agreement. If at the time of such notice is required to be made pursuant to the preceding sentence (or at the time notice is provided to the Company pursuant to Section 5.01), the Company has directors’ and officers’ liability insurance in effect under which coverage is potentially available for Proceedings related to matters in respect of which Indemnitee, Indemnitee’s Spouse, or any Controlling Person may be entitled to indemnification or advancement under this Agreement, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee, Indemnitee’s Spouse, and any Controlling Person a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Company.

Section 5.03.                          DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.  (a)  Upon the final disposition of the matter that is the subject of the request for indemnification delivered pursuant to this Article, a determination shall be made with respect to Indemnitee’s entitlement thereto in the specific case in the manner set forth in section 723(b) of the BCL.

(b)  If it is determined that Indemnitee, Indemnitee’s Spouse or a Controlling Person is entitled to indemnification, payment to such person shall be made within 10 calendar days after such determination.

Section 5.04.                          COOPERATION WITH INDEPENDENT COUNSEL.  In connection with any determination of entitlement to indemnification in the manner set forth in Section 723(b) of the BCL that involves the use of Independent Counsel, Indemnitee, Indemnitee’s Spouse and each Controlling Person and the Company agree to reasonably cooperate with the Independent Counsel including providing, upon reasonable request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the party of whom the request was made and reasonably necessary to such determination.

Section 5.05.                          PAYMENT OF INDEPENDENT COUNSEL.  The Company agrees to pay all Expenses incurred by Indemnitee, Indemnitee’s Spouse or each Controlling Person in so cooperating with Independent Counsel in making such determination (irrespective of the determination as to Indemnitee, Indemnitee’s Spouse or each Controlling Person’s entitlement to indemnification), and the Company indemnifies and agrees to hold such persons harmless from such Expenses.

Section 5.06.                          OBJECTIONS TO SELECTION OF INDEPENDENT COUNSEL.  Following receipt of notice of the selection of Independent Counsel, if any, the party receiving the notice may, within 10 calendar days, deliver to the other party a written objection to such selection; provided that such objection may be asserted only on the ground that Independent Counsel selected does not meet the requirements of “Independent Counsel” as defined in Article I of this Agreement, and the objection shall set forth with particularity the factual basis for such assertion.  Absent a proper and timely objection, the person selected shall act as Independent Counsel.  If a proper and timely objection is made, the person selected may not serve as Independent Counsel unless and until such objection is withdrawn or the competent New York state court (or, at Indemnitee’s option, pursuant to an arbitration) has determined that such objection is without merit.  If, within 20 days after receipt by the Company of a request for indemnification pursuant to this Agreement, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee, Indemnitee’s Spouse or a Controlling Person may petition the competent New York state court (or, at such person’s option an arbitration) for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment of another person as Independent Counsel, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel.

Section 5.07.                          APPEAL RIGHT.  Indemnitee, Indemnitee’s Spouse and each Controlling Person and the Company shall have the right to appeal any decision of the Disinterested Directors, the Board or Independent Counsel to the competent New York state court, or, at Indemnitee’s, Indemnitee’s Spouse’s or the Controlling Person or Company’s sole option, to an arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Any such adjudication or arbitration shall be conducted in all respects as a de novo trial or arbitration on the merits.  In any such adjudication or arbitration the presumptions and burdens articulated in Article VI shall apply.

Section 5.08.                          VALIDITY OF AGREEMENT.  The Company shall not oppose the right of Indemnitee, Indemnitee’s Spouse or any Controlling Person to seek any adjudication or arbitration sought under the terms of this Agreement and shall be precluded from asserting that the procedures or presumptions contained herein are not valid, binding or enforceable and shall stipulate in any such adjudication or arbitration that the Company is bound by all of the provisions of this Agreement.

ARTICLE VI

Section 6.01.                          PRESUMPTIONS AND BURDENS OF PROOF.  Indemnitee, Indemnitee’s Spouse and each Controlling Person shall be entitled to a presumption that such person is entitled to indemnification, advancement of fees or both under this Agreement if the notice requirement of Section 5.01 has been met.  The Company shall bear the burden of proving, by a preponderance of the evidence that Indemnitee, Indemnitee’s Spouse or the Controlling Person is not entitled to indemnification or advancement.  Neither a determination by the Disinterested Directors, the Board or by Independent Counsel against Indemnitee, Indemnitee’s Spouse or a Controlling Person, nor the termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contrendere, or its equivalent, shall create a presumption that Indemnitee, Indemnitee’s Spouse or a Controlling Person is not entitled to indemnification or advancement or otherwise affect the burden of proof or persuasion in any subsequent Proceeding.

ARTICLE VII

Section 7.01.                          AMENDMENT.  This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 7.02.                          BINDING EFFECT.  (a)  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it in order to induce Indemnitee to serve (or continue serving) the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving the Company.

(b)  This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, heirs, executors, administrators or other successors.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all or a substantial part of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c)  The indemnification and advancement of expenses provided by this Agreement shall continue as to a person who has ceased to be a director, officer, employee or agent or is deceased and shall inure to the benefit of the heirs, executors, administrators or other successors of the estate of such person.

(d)  Except to the extent, if any, as may be required by the BCL with respect to agreements to indemnify or advance expenses, all rights and obligations of the Company and Indemnitee, Indemnitee’s Spouse and any Controlling Person hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company’s Certificate of Incorporation or By-Laws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or shareholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of Indemnitee, Indemnitee’s Spouse or any Controlling Person hereunder, except as set forth in Section 7.01 hereof.

Section 7.03.                          CONSENT TO JURISDICTION.  Except with respect to any arbitration commenced by Indemnitee, the Company and Indemnitee hereby irrevocably and unconditionally

(i) agree that any action, suit or other proceeding arising out of or in connection with this Agreement shall be brought only in a competent New York state court and any New York court to which an appeal may be taken in such action, suit or other proceeding (the “New York Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to and submit to the exclusive jurisdiction of the New York Court for purposes of any action, suit or other proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action, suit or other proceeding in the New York Court, and (iv) waive, and agree not to plead or to make, any claim that any such action, suit or other proceeding brought in the New York Court has been brought in an improper or inconvenient forum.

Section 7.04.                          CONTRIBUTION.  To The Fullest Extent Authorized By Law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, Indemnitee’s Spouse or any Controlling Person for any reason, the Company, in lieu of indemnifying Indemnitee, Indemnitee’s Spouse and each Controlling Person, shall contribute to the amount reasonably incurred whether for Liabilities and/or Expenses in connection with a Proceeding or other expenses related to an indemnifiable event or transaction under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such other proceeding in order to reflect the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such other proceeding; and/or the relative fault of the Company and Indemnitee in connection with such event(s) and/or transaction(s).

Section 7.05.                          COUNTERPARTS.  This Agreement may be executed in one or more counterparts (which may be effectively delivered by facsimile or other electronic means), each of which shall constitute an original.

Section 7.06.                          DEFENSE OF CLAIMS.  The Company shall be entitled to participate in any proceeding at its own expense.  The Company shall not settle any Proceeding (in whole or in part) in a manner that imposes any expense, liability or limitation on Indemnitee, Indemnitee’s Spouse or any Controlling Person without his, her or its prior written consent  (such consent not to be unreasonably withheld) unless the Company first indemnifies such person.  Indemnitee, Indemnitee’s Spouse or any Controlling Person shall not settle any Proceeding (in whole or in part) in a manner that imposes any expense, liability or limitation on the Company without (i) the Company’s prior written consent (such consent not to be unreasonably withheld) or (ii) if a Change in Control has occurred, with the approval of Independent Counsel selected in accordance with Section 5.06.

Section 7.07.                          ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties with respect to the matters covered herein and supersedes all prior oral or written understandings or agreements with respect to the matters covered herein, except that, this Agreement shall not supersede any indemnification provisions contained in any other agreement, between the Company and the Indemnitee the primary purpose of which is to provide rights other than indemnification, including but not limited to, employment and severance agreements. This Section shall not be construed to limit any other rights Indemnitee, Indemnitee’s Spouse, or each Controlling Person may have under the Company’s Certificate of Incorporation and Bylaws, applicable law or otherwise.

Section 7.08.                          GOVERNING LAW.  This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the local law of the State of New York.

Section 7.09.                          HEADINGS.  The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 7.10.                          IMPUTATION.  The knowledge or actions or failure to act on the part of any fiduciary of the Company shall not be imputed to Indemnitee, Indemnitee’s Spouse or any Controlling Person for purposes of determining entitlement to indemnification under this Agreement.

Section 7.11.                          LIABILITY INSURANCE.  The Company shall obtain and maintain with reputable insurance companies an insurance policy or policies providing general and/or directors and officers liability insurance on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable than those of such policy or policies in effect on the date hereof except for any changes approved by the Board prior to a Change in Control.  Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any member of the Board.  Upon request by Indemnitee, Indemnitee’s Spouse or any Controlling Person, the Company shall provide to such person copies of any such policy or policies in effect.  The Company shall promptly notify Indemnitee, Indemnitee’s Spouse and each Controlling Person of any material change in the insurance coverage. Upon request by Indemnitee, upon a Change in Control the Company shall maintain the insurance coverage required by this Section 7.11 for events occurring on or prior to the date of such Change in Control through the purchase of customary “tail” coverage (with a term of not less than 6 years following the date of such Change in Control) with terms that otherwise meet the requirements of this Section 7.11.

Section 7.12.                          SEVERABILITY.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable To The Fullest Extent Authorized By Law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 7.13.                          NOTICES.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand or by courier and receipted for by the party to whom said notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (c) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent. Addresses for notice to either party are as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.

Section 7.14.                          STATUTE OF LIMITATIONS.  The Company agrees not to assert that a claim for indemnification is barred by the statute of limitations as an affirmative defense or otherwise.

Section 7.15.                          SUBROGATION.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, Indemnitee’s Spouse and each Controlling Person, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee, Indemnitee’s Spouse or any Controlling Person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.  The Company’s obligation to indemnify or advance expenses hereunder to Indemnitee who is or was serving as a director, officer, employee, agent or fiduciary of another partnership, joint venture, trust or other enterprise at the request of the Company shall be reduced by any amount Indemnitee, Indemnitee’s Spouse or any Controlling Person has actually received as indemnification or advancement of expenses from such partnership, joint venture, trust or other enterprise.

Section 7.16.                          TRUST.  The Company shall, within 30 days of receipt of written request by Indemnitee, Indemnitee’s Spouse or any Controlling Person, establish a trust for the benefit of Indemnitee, Indemnitee’s Spouse or the Controlling Person and from time to time within 10 days of receipt of written request by Indemnitee, Indemnitee’s Spouse or any Controlling Person, fund the trust in an amount sufficient to satisfy any and all Expenses anticipated in good faith to be reasonably incurred in connection with any Proceeding as stated in Indemnitee’s, Indemnitee’s Spouse’s or the Controlling Person’s written request that the trust be funded. Any dispute arising under this Section shall be decided by Independent Counsel who shall be selected in accordance with the terms of Article V.  Any determination by Independent Counsel may be appealed by Indemnitee, Indemnitee’s Spouse or any Controlling Person in accordance with the terms of Article V.  The presumptions and burdens of proof articulated in Article VI shall apply to any dispute arising under this Section.

Section 7.17.                          USE OF CERTAIN TERMS.  As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, Section, or other subdivision.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 7.18.                          WAIVERS.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided herein, no delay on the part of the party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder.

signature page follows

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

ALTEVA, INC.

By:
Name:
Title:

Address:	401 Market Street, 1st Floor Philadelphia, PA 19106

INDEMNITEE

Name:
Address: